Exhibit 21.1

Subsidiaries of the Registrant

The following entities will be subsidiaries of Marriott Vacations Worldwide Corporation following completion of the Internal Reorganization described in the Information Statement:

Subsidiary	Jurisdiction of Organization
MVW US Holdings, Inc.	Delaware
MVW of Nevada, Inc.	Nevada
Eagle Tree Construction, LLC	Florida
e-CRM Central, LLC	Delaware
Hard Carbon, LLC	Delaware
Heavenly Resort Properties, LLC	Nevada
K D Kapule LLC	Hawaii
Kauai Lagoons Holdings LLC	Delaware
Kauai Lagoons LLC	Hawaii
Kauai Lagoons Vessels LLC	Hawaii
Marriott Kauai Ownership Resorts, Inc.	Delaware
Also does business under the name Marriott Vacation Club International
Marriott Overseas Owners Services Corporation	Delaware
Marriott Ownership Resorts, Inc.	Delaware

Also does business under the names Big Time Tickets; Crowne Plaza Oceanfront; Faldo Golf Institute by Marriott; Flagler’s; Grand Residences by Marriott; Grande Pines Golf Club; Horizons by Marriott Vacation Club; International Golf Club; Marriott Vacation Club International; Marriott Vacation Club International, Corp.; Marriott’s Mountainside Resort; Marriott’s Summit Watch Resort; Marriott’s Waiohai Beach Resort; and The Pool Patio and Grill

Marriott Ownership Resorts Procurement, LLC	Delaware
Marriott Resorts Hospitality Corporation	South Carolina

Also does business under the names Horizons By Marriott Vacation Club; Marriott Vacation Club International; Marriott’s Grand Chateau; Marriott’s Legends Edge at Bay Point; Marriott’s Oceana Palms; Marriott’s Villas at Doral; MVCI One; Reflections; The Market Place; Tidewater’s Sweets and Sundries

Marriott Resorts Sales Company, Inc.	Delaware
Also does business under the name Marriott Vacation Club International
Marriott Resorts Title Company, Inc.	Florida
Also does business under the name Marriott Resorts Title, Inc.
Marriott Resorts, Travel Company, Inc.	Delaware
Also does business under the names Marriott Vacation Club International; MVC Exchange Company; and MVCI Two
Marriott Vacation Club Ownership II LLC	Delaware
Marriott Vacation Club Ownership LLC	Delaware
Marriott Vacation Properties of Florida, Inc.	Delaware
Marriott’s Desert Springs Development Corporation	Delaware
MH Kapalua Venture, LLC	Delaware
MORI Golf (Kauai), LLC	Delaware
MORI Member (Kauai), LLC	Delaware
MORI Residences, Inc.	Delaware
MORI SPC 2005-1 Corp.	Delaware
MORI SPC 2005-2 Corp.	Delaware

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Subsidiary	Jurisdiction of Organization
MORI SPC 2006-1 Corp.	Delaware
MORI SPC 2006-2 Corp.	Delaware
MORI SPC 2007-1 Corp.	Delaware
MORI SPC Corp.	Delaware
MORI SPC II, Inc.	Delaware
MORI SPC III Corp.	Delaware
MORI SPC Series Corp.	Delaware
MORI SPC V Corp.	Delaware
MORI SPC VI Corp.	Delaware
MORI SPC VII Corp.	Delaware
MTSC, INC.	Delaware
MVCO 2005-1 LLC	Delaware
MVCO 2005-2 LLC	Delaware
MVCO 2006-1 LLC	Delaware
MVCO 2006-2 LLC	Delaware
MVCO 2007-1 LLC	Delaware
MVCO Series LLC	Delaware
RBF, LLC	Delaware
Also does business under the names RBF-Jupiter, LLC; and The Ritz-Carlton Golf Club & Spa, Jupiter
R.C. Chronicle Building, LP	Delaware
RCC (GP) Holdings LLC	Delaware
RCC (LP) Holdings L.P.	Delaware
RCDC 942, L.L.C.	Delaware
RCDC Chronicle, LLC	Delaware
The Cobalt Travel Company, LLC	Delaware
The Lion & Crown Travel Co., LLC	Delaware
The Ritz-Carlton Development Company, Inc.	Delaware
The Ritz-Carlton Management Company, LLC	Delaware
The Ritz-Carlton Sales Company, Inc.	Delaware
The Ritz-Carlton Title Company, Inc.	Delaware

MVW International Holding Company	Luxembourg
AP Resorts (Macau) Pte Ltd	Macau
AP Resorts Bangkok Limited	Hong Kong
Aruba Finance Holdings B.V.	Netherlands
Cabrita Partners, LLC	Virgin Islands -US
pending name change to RC St. Thomas, LLC
Club Resorts #1 Australia Ltd.	Australia
Costa del Sol Development Company N.V.	Aruba
Also does business under the name Aruba Surf Club Development and Management Company
Financiere 47 Park St Ltd	United Kingdom
Fortyseven Park St Ltd	United Kingdom
Hat 64	Cayman Islands
Marriott Ownership Resorts (Bahamas) Limited	Bahamas
Marriott Resorts Hospitality (Bahamas) Ltd.	Bahamas
Marriott Vacation Club Timesharing GmbH	Austria
MGRC Management Limited	United Kingdom
Marriott Resorts Hospitality of Aruba, N.V.	Aruba
Marriott Ownership Resorts (St. Thomas), Inc.	Virgin Islands -US
MVCI (Thailand) Limited	Thailand
MVCI AP Macau Marketing Pte Ltd.	Macau

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Subsidiary	Jurisdiction of Organization
MVCI Asia Pacific Finance Pte	Hong Kong
MVCI Asia Pacific Pte. Ltd	Singapore
MVCI Australia Pty Ltd	Australia
MVCI Egypt B.V.	Netherlands
MVCI Europe Limited	United Kingdom
MVCI Finance CV	Aruba
MVCI France SAS	France
MVCI Holdings B.V.	Netherlands
MVCI Holidays France SAS	France
MVCI Holidays, S.L.	Spain
MVCI Ireland, Ltd.	Ireland
MVCI Management, S.L.	Spain
Marriott Vacation Club International of Aruba N.V.	Aruba
Marriott Vacation Club International of Japan, Inc.	Japan
MVCI Playa Andaluza Holidays S.L.	Spain
MVCI Puerto Rico, Inc.	Puerto Rico
MVCI Services, Ltd.	Ireland
MVCI St. Kitts Company Limited	St. Kitts and Nevis
MVCIAP Hong Kong PTE Ltd	Hong Kong
Promociones Marriott S.A. de C.V.	Mexico
R.M. Mexicana S.A. de C.V.	Mexico
RC Abaco Holding Company Ltd	Virgin Islands - BR
RC Management Company Bahamas Ltd.	Bahamas
The Abaco Club RC Ltd	Bahamas
The Ritz-Carlton Club, St. Thomas, Inc.	Virgin Islands - US

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